                                                                     Exhibit 8.1

             [Letterhead of Wilson Sonsini Goodrich & Rosati P.C.]



                                  May 25, 2001



Novell, Inc.
1800 South Novell Place
Provo, Utah 84606


Ladies and Gentlemen:

     We have acted as counsel to Novell, Inc. a Delaware corporation ("Novell") in connection with the proposed merger (the "Merger") by and among Novell, Ceres Neptune Acquisition Corp., a Delaware corporation and wholly-owned transitory merger subsidiary of Novell ("Merger Sub"), and Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation ("CTP") pursuant to an Agreement and Plan of Reorganization dated as of March 12, 2001 and amended as of May 24, 2001 (the "Merger Agreement"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Novell which includes the Proxy Statement/ Prospectus of CTP and Novell (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

     In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that: (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement, (ii) original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof; (iii) all representations, warranties and statements made or agreed to by Novell, Merger Sub, CTP, and their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the certificates of representations to be provided to us by Novell, CTP, and Merger Sub (the "Tax Representation Letters") are true and accurate at all relevant times; (iv) all covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

Novell, Inc.
May 25, 2001
Page 2

and (v) any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.


     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "The Merger -
Material U.S. federal income tax consequences of the merger," subject to the limitations and qualifications described therein, sets forth the material United States federal income tax considerations generally applicable to the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service. No opinion is expressed as to any federal income tax consequences of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                 Very truly yours,



                                 WILSON SONSINI GOODRICH & ROSATI
                                 Professional Corporation